UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2016

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

(818) 773-0900
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grant of Restricted Stock and Options to Certain Named Executive Officers.

The Board of Directors of the Company approved annual equity grants to certain key employees, effective June 1, 2016.

Name	Title	Number of Options	Number of Shares of Restricted Stock
Mark J. Bonney	Chief Executive Officer	60,000	30,000
Stephen G. Krulik	Chief Financial Officer	15,000	7,500

The equity grants occurred on June 1, 2016, and the shares of restricted stock for Mr. Bonney and Mr. Krulik will vest in three equal annual installments commencing on the first anniversary of the grant date, subject in each case to the executive’s continuing employment. The stock options have an exercise price equal to the fair market value per share on the option grant date, which was $10.95 per share. The options will vest in three equal annual installments commencing on the first anniversary of the grant date.

The foregoing description of the terms of the restricted stock and stock option grants is not complete and is qualified in its entirety by reference to the Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Restricted Stock Agreement and the Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Stock Option Agreement. Both agreements are incorporated by reference from Exhibits 10.1 and 10.2 of Form 8-K filed on June 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer